      As filed with the Securities and Exchange Commission on July 19, 2001
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                            USFREIGHTWAYS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                         4213                 36-3790696
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

  8550 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, 773/824-1000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                RICHARD C. PAGANO

              Senior Vice President, General Counsel and Secretary

                            USFREIGHTWAYS CORPORATION

  8550 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, 773/824-1000 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                            ------------------------

                                   Copies to:

                             WILLIAM N. WEAVER, JR.

                             Sachnoff & Weaver, Ltd.

                         30 South Wacker Dr., 29th Floor

                             Chicago, Illinois 60606

                            Telephone: (312) 207-1000

                            -------------------------
        Approximate date of commencement of proposed sale to the public:
    From time to time after the effective date of this Registration Statement

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

================================================ ================== ================= ================== ==================
                                                   Amount to Be         Proposed      Proposed Maximum
                                                   Registered(1)        Maximum           Aggregate          Amount of
            Title of Each Class of                                   Offering Price   Offering Price(2)  Registration Fee
          Securities to be Registered                                 Per Share(2)
------------------------------------------------ ------------------ ----------------- ------------------ ------------------
         Common Stock, $.01 par value                 65,000           $ 32.13         $ 2,088,450.00       $ 522.11
================================================ ================== ================= ================== ==================

(1) In accordance with Rule 416 under the Securities Act of 1933, Common Stock offered hereby shall also be deemed to cover additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                              SUBJECT TO COMPLETION
                               DATED JULY 19, 2001

     The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
----------

                                  65,000 SHARES
                            USFreightways Corporation
                                  COMMON STOCK
                            ------------------------

USFreightways Corporation:

 .    We are a Delaware corporation engaged in the business of providing transportation services and innovative logistics solutions through regional less-than-truckload trucking, logistics, freight forwarding and truckload transportation.

 .    USFreightways Corporation
     8550 Bryn Mawr Avenue, Suite 700
     Chicago, Illinois  60631
     (773) 824-1000

 .    Nasdaq National Market symbol: USFC

The Offering:

 .    The selling stockholder in this offering is the law firm of Sachnoff &
     Weaver, Ltd. ("S&W"), or its successors, members, distributees or permitted assigns. S&W is offering 65,000 shares of our common stock. We will not receive any of the proceeds from the sale of the shares.

 .    S&W may sell the shares from time to time, using a broker, dealer or agent, or directly, in open market transactions, block trades, ordinary brokers trades or in privately negotiated transactions. S&W or any broker or dealer may use the prospectus. The prices at which S&W will sell the shares and commissions, if any, to be paid, may vary based on prevailing market prices or may be privately negotiated and as a result are not known at this time. S&W will pay the expenses incident to the registration of such shares.

 .    There is an existing trading market for these shares. The last reported sale price on July 18, 2001 was $36.94.

This investment involves risk. See the section entitled "Risk Factors" beginning on page 5 of the prospectus for information that you should consider before purchasing our common stock.

                     --------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     --------------------------------------

                 The date of this prospectus is July ___, 2001.

                                TABLE OF CONTENTS

Prospectus Summary ............................................................3
Risk Factors ..................................................................5
Use of Proceeds ...............................................................6
Selling Stockholder ...........................................................6
Plan of Distribution and Offering Price .......................................6
Validity of Stock .............................................................7
Experts .......................................................................7
Available Information .........................................................7
Information Incorporated by Reference .........................................8

                               PROSPECTUS SUMMARY

     This summary may not contain all the information that may be important to you. You should read the entire prospectus and those documents incorporated by reference into this document, including the risk factors, financial data and related notes, before making an investment decision.

                                   The Company

     We provide comprehensive supply chain management services through our operating subsidiaries. Regional less-than-truckload ("LTL") general commodities carriers provide overnight and second-day delivery throughout the United States and into Canada. Logistics subsidiaries provide integrated supply chain solutions, value-added logistics solutions, reverse logistics services and complete warehouse fulfillment services to our customers. We also provide domestic and international freight forwarding, import and export air and ocean services, as well as premium regional and national truckload ("TL") service. Principal subsidiaries in our regional LTL group are USF Holland Inc., USF Bestway Inc., USF Red Star Inc., USA Reddaway Inc., and USF Dugan Inc. The Logistics Group consists of USF Logistics Inc., USF Processors Inc. and USF Distribution Services Inc. The Freight Forwarding Group includes several companies that all now operate under the name USF Worldwide Inc. USF Glen Moore Transport Inc. is our TL carrier.

Regional LTL Trucking

     Typically, LTL carriers transport freight weighing 10,000 pounds or less along scheduled routes from many customers to various destinations. These carriers operate a network of terminals and fleets of line-haul and pick-up and delivery tractors and trailers. Freight is picked up from customers by local drivers and consolidated for shipment. The freight is then loaded into intercity trailers and transferred by line-haul drivers to the terminal servicing the delivery area. There, the freight is transferred to local trailers and delivered to its destination by local drivers.

     LTL carriers generally are categorized as regional, interregional or long-haul carriers, depending on the distance freight travels from pick-up to final delivery. Regional LTL carriers usually have average lengths of haul of 500 miles or less and tend to provide overnight or second-day service. Regional LTL carriers usually can deliver the freight directly from the origin terminal to the destination terminal. This avoids the costly and time-consuming use of breakbulk terminals, which are terminals where the freight is rehandled and reloaded to its ultimate destination. In contrast, long-haul LTL carriers (average lengths of haul in excess of 1,000 miles) operate networks of breakbulk and satellite terminals (hub and spoke systems) and rely heavily on the interim handling of freight. Interregional carriers (500 to 1,000 miles per average haul) also rely on breakbulk terminals but less so than long-haul carriers.

Logistics

     Our logistics companies provide logistics and distribution services in the United States and Canada. The principal companies in the logistics group, USF Logistics Inc. and USF Distribution Services Inc., provide integrated supply chain solutions for their clients, including transportation, warehousing, cross docking, product configuration and reverse logistics. Reverse logistics is the process of handling unsaleable assets (for example, products that are damaged, defective, returned-to-stock, discontinued or recalled).

Freight Forwarding

     Our freight forwarding companies provide domestic and international freight forwarding services. Freight forwarding involves the handling and management of the transportation of freight to domestic and international destinations using third-party carriers, including pick-up and delivery carriers, commercial airlines and ocean vessels.

TL Trucking

     TL shipments are defined as shipments of 10,000 or more pounds. Typically, TL carriers transport freight along irregular routes from single shippers to single consignees, without the necessity of a network of terminals, together with fleets of line-haul sleep tractors and trailers. Consolidated full TL freight is picked up from the customer and delivered to its final destination by either a company long-haul drive or an independent owner-operator that has a leasing agreement with the carrier. Our principal company in the truckload group is USF Glen Moore Transport Inc. We deliver shipments from the mid-Atlantic and southeast states to the west coast and to the midwest states. The average length of our hauls is approximately 1,000 miles.

     Our principal executive offices are located at 8550 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631; our telephone number is (773) 824-1000; and our World Wide Web home site is http://www.usfreightways.com. No contents of this website shall be deemed to be included in this registration statement, and all such are disclaimed.

RISK FACTORS

     Before you invest in our common stock, you should be aware that there are various risks to such an investment, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to purchase our common stock.

Forward-Looking Statements

     Some of the information contained in or incorporated by reference into this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify such statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "plan," "estimate," "project," and "continue" or similar words. You should read statements that contain these words carefully because they: (1) discuss our future expectations,
(2) contain projections of our future results of operations or of our financial condition or (3) state other "forward-looking" information. We believe it is important to communicate our expectations to our investors. However, there may be events in the future which we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus or documents incorporated by reference, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in these risk factors and documents incorporated by reference could have a material adverse effect on our business, operating results and financial condition.

Seasonality and Cyclicality

     Our results, consistent with the trucking and air freight industry in general, show seasonal patterns. Tonnage and revenue decline during the winter months and, to a lesser degree, during vacation periods in the summer. Inclement weather in the winter months or any work stoppages or disruptions can further negatively affect our results. Furthermore, we are subject to overall levels of economic activity and fluctuations in the business cycle. Our income can be negatively impacted across all lines of business when there is a slowdown in the economy, which results in lower volumes of freight being transported.

Increases in Fuel and Labor Costs

     We depend on diesel fuel and drivers to run our trucks. If the cost of fuel or labor increases, our results of operations will be affected because we may not be able to charge our customers for all or a portion of the increased costs.

Risks of Acquisition Strategy

     Our growth has depended in part on our ability to acquire small- to medium-sized trucking, logistics and freight forwarding companies. We expect to continue to acquire companies as an element of our growth strategy. However, acquisitions involve certain risks that could cause our actual growth to differ from our expectations. For example:

 .    We compete with other companies to acquire transportation services companies. We cannot predict whether this competition will increase. If competition does increase, there may be fewer suitable transportation services companies available to be acquired and the price for suitable acquisitions may increase.

 .    We may not be able to continue to identify suitable acquisition candidates or to acquire additional transportation services companies on favorable terms. We may also be entering markets in which we have limited direct experience.

 .    We may not be able to successfully integrate the operations of an acquired business, particularly in the period immediately following an acquisition. We may lose customers, key employees and drivers after we acquire the business that could adversely affect the results of our operations.

 .    The attention of our management may be diverted from the concerns of our other businesses.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of any of our common stock by S&W. We will receive proceeds from S&W's exercise of its stock options.

                               SELLING STOCKHOLDER

     We have issued options to acquire a total of 65,000 shares of our common stock (the "Shares") to S&W in consideration of William N. Weaver, Jr.'s service as a member of our board of directors. Mr. Weaver is a member of S&W and, pursuant to the policies and procedures of the firm, any remuneration received by him in connection with any legal services rendered accrues to the firm. Accordingly, Mr. Weaver has requested that we issue such options to S&W.

     All of the Shares may be offered from time to time in this offering.

     The Shares shall include any additional shares of our common stock that become issuable in connection with the Shares by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of our common stock.

                     PLAN OF DISTRIBUTION AND OFFERING PRICE

     S&W, its members, pledgees, donees, transferees or other successors in interest may sell the Shares from time to time, in conformity with this Registration Statement. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise, at prices and at terms then prevailing or at prices related to the then-current market price or in negotiated transactions. Our common stock is currently traded on the Nasdaq National Market. The public offering price for any of the Shares that are sold will be determined by the price indicated on such system at the time such sale occurs, or at such price as shall be determined through private negotiations between the buyer and S&W or its agent. The Shares may be sold by any one or more of the following means: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus, (c) an exchange distribution in accordance with the rules of such exchange, or (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, S&W, its members, pledgees, donees, transferees or other successors in interest may engage brokers or dealers to arrange for other brokers or dealers to participate. Brokers and dealers will receive commissions or discounts in amounts to be negotiated prior to the sale. S&W, its members and any brokers or dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commissions received by such broker-dealers and any profits realized on the resale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. S&W may agree to indemnify such broker-dealers with respect to the Shares offered hereby against certain liabilities, including certain liabilities under the Securities Act.

     S&W will pay all the registration expenses incident to the offering and sale of the Shares by S&W to the public. Such expenses include legal and accounting expenses, filing fees payable to the Commission, applicable state "blue sky" filing fees and printing expenses.

     Any underwriters, brokers, dealers and agents who participate in any such sale may also be clients of, engage in transactions with or perform services for us or S&W in the ordinary course of business.

                                VALIDITY OF STOCK

     The validity of the Shares will be passed upon for us by S&W. In consideration for the continued and future services of Mr. Weaver on our Board of Directors, we granted stock options to Mr. Weaver under our Stock Option Plan for Non-Employee Directors, as amended and restated, in April 1995, July 1996, February 2000, April 2000 and December 2000. These options cover a total of 65,000 shares. The 10,000 shares covered by the April 1995 grant are exercisable at $23.75 per share, the 25,000 shares covered by the July 1996 grant are exercisable at $19.625 per share, the 10,000 shares covered by the February 2000 grant are exercisable at $31.875 per share, the 10,000 shares covered by the April 2000 grant are exercisable at $46.625 per share, and the 10,000 shares covered by the December 2000 grant are exercisable at $24.063 per share. Pursuant to the First Amendment to the Nonstatutory Stock Option Agreement dated June 1, 2001, all of the options are now held by S&W. Mr. Weaver is a member of S&W.

                                     EXPERTS

     The consolidated financial statements and schedules appearing in our Annual Report on Form 10-K for the year ended December 31, 2000 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                              AVAILABLE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission. Those reports, proxy statements and other information may be obtained:

 .    At the Public Reference Room of the Securities and Exchange Commission,
     Room 1024 - Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549;

 .    At the public reference facilities at the Securities and Exchange
     Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;

 .    By writing to the Securities and Exchange Commission, Public Reference
     Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549;

 .    At the offices of the National Association of Securities Dealers, Inc.,
     Reports Section, 1735 K Street, N.W., Washington, DC 20006; or

 .    From the Internet site maintained by the Securities and Exchange Commission at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission.

Some locations may charge prescribed or modest fees for copies.

     You may obtain additional information from the locations described above. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the contract or other document for all the details.

                      INFORMATION INCORPORATED BY REFERENCE

         We have previously filed the following documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and they are incorporated into this prospectus by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 27, 2001;

     (b) Proxy Statement for the Annual Meeting of Stockholders held on May 3, 2001, filed on March 28, 2001;

     (c) Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 15, 2001;

     (d) Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001, filed on May 17, 2001;

     (e)  Current Report on Form 8-K, filed on May 17, 2001;

     (f)  Current Report on Form 8-K, filed on June 8, 2001;

     (g) Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, filed on June 29, 2001; and

     (h) The description of our Common Stock contained in the registration statement on Form 8-A declared effective February 12, 1992.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering are incorporated by reference and become a part of this prospectus from their date of filing. Any statements contained in this prospectus or in a document incorporated by reference are modified or superseded for purposes of this prospectus to the extent that a statement contained in any such document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Upon written or oral request and at no cost to the requesting party, we will provide anyone who receives a copy of this prospectus with a copy of any or all of the documents incorporated in this prospectus by reference. Written or telephone requests for such copies should be directed to our principal office:
Christopher L. Ellis, Senior Vice President, 8550 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, telephone: 773/824-1000.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover page of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The expenses relating to the registration will be borne by S&W.

Item 15. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation to indemnify directors and officers under certain circumstances. The registrant's restated certificate of incorporation and bylaws provide that the registrant shall, subject to certain limitations, indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

     Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The registrant's restated certificate of incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits

     The Exhibits to this Registration Statement are listed in the Index to Exhibits.

Item 17. Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 19th day of July, 2001.

                                USFREIGHTWAYS CORPORATION

                                By:  /s/ Richard C. Pagano
                                   -----------------------------------------
                                      Richard C. Pagano
                                      Senior Vice President, General
                                      Counsel and Secretary

                                POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Samuel K. Skinner, Christopher L. Ellis, and Richard C. Pagano or each of them as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his or her capacity as a director or officer of USFreightways Corporation) to sign any and all amendments and post-effective amendments to this Registration Statement (including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933 and all amendments thereto) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                        Title                                       Date
/s/  Samuel K. Skinner                 Chairman of the Board, President and
-----------------------------------    Chief Executive Officer and Director (Principal              July 19, 2001
     Samuel K. Skinner                 Executive Officer)


/s/  Christopher L. Ellis              Senior Vice President and Chief Financial
-----------------------------------    Officer (Principal Financial and Accounting
     Christopher L. Ellis              Officer)                                                     July 19, 2001


/s/  Robert V. Delaney                 Director
-----------------------------------
     Robert V. Delaney                                                                              July 19, 2001

/s/  Morley Koffman                    Director
-----------------------------------
     Morley Koffman                                                                                 July 19, 2001

/s/  Anthony J. Paoni                  Director
-----------------------------------
     Anthony J. Paoni                                                                               July 19, 2001

/s/ John W. Puth                       Director
-----------------------------------

     John W. Puth                                                                                   July 19, 2001

/s/  Neil A. Springer                  Director
-----------------------------------
     Neil A. Springer                                                                               July 19, 2001

/s/  William N. Weaver, Jr.            Director
-----------------------------------
     William N. Weaver, Jr.                                                                         July 19, 2001

                                  EXHIBIT INDEX

Exhibit Number                        Description of Exhibit

     3.1 Amended and Restated Certificate of Incorporation of USFreightways Corporation (incorporated by reference from Exhibit 3.1 to USFreightways Corporation's Transition Report on Form 10-K, from June 29, 1991 to December 28, 1991).

                 Certificate of Amendment of Restated Certificate of
     3.2 Incorporation of USFreightways Corporation (incorporated by reference from Exhibit 3(i) to USFreightways
                 Corporation's Report on Form 10-Q for the quarter ended June 29, 1996).

     3.3 Bylaws of USFreightways Corporation, as restated January 23, 1998 (incorporated by reference from
                 Exhibit 3(b) to USFreightways Corporation's Annual Report on Form 10-K for the year ended January 3,
                 1998).

     5.1         Opinion and Consent of Sachnoff & Weaver, Ltd.
     23.1        Consent of Arthur Andersen LLP.
     23.2        Consent of Sachnoff & Weaver, Ltd. (included in Exhibit 5.1).
     24.1        Powers of Attorney (included on signature page).